AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com
Voicemail: (781) 501-4094

FOR IMMEDIATE RELEASE:


                 ELCOM ANNOUNCES GO FORWARD STRATEGY AFTER SALE
                      OF IT PRODUCTS AND SERVICES BUSINESS

            Elcom to Focus on eProcurement Marketplace Core Business

NORWOOD, MA, April 1, 2002 - Elcom International, Inc. (Nasdaq: ELCO), today announced that subsequent to its sale of its IT products business in the U.S., it expects to be able to substantially reduce its costs and cash expenditures going forward as it repositions itself as a `pure play' eProcurement Marketplace technology company. The Company intends to leverage its channel partners as it concentrates on the government, utilities, and healthcare vertical markets going forward.

Robert J. Crowell, Elcom's Chairman and CEO, said, "With the IT products business now behind us, Elcom can present itself as a single `pure play' to the investment community and potential strategic partners. Indeed, we expect a much more favorable response from potential strategic investors without the perceived risks associated with an IT products-oriented line of business."

Mr. Crowell further stated, "With the eProcurement Marketplace being the Company's core business moving forward, we expect our on-going non-cash operating costs to be substantially reduced with sequential quarterly improvement during the course of this year. With our available cash on hand and lower costs going forward, the Company expects to have sufficient capital to fund operations through the third quarter without raising additional equity." Indeed, with licensing revenue of approximately $2 million in the March (Q1) quarter and with the Company's IT products business having been disposed of, the Company expects to report a relatively smaller net loss compared to last year's quarter, as we approach our (much lower) break-even point."

Mr. Crowell continued, "With the stock market's current sensitivity, I believe the Company's stock is now so undervalued that, at these levels, I intend to purchase additional stock in the open market as soon as I am able."

The Company stated that Robert J. Crowell, its Chairman and CEO, cannot purchase any shares until three business days after the Company reports it first quarter results, which are expected to be reported on or about April 30, 2002.


                                    - MORE -
         10 Oceana Way - Norwood, MA 02062 --- voice (781) 501-4333 ---
                               fax (781) 762-1540

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In  addition,   the  Company   announced   that  the  Government  of  Scotland's
eProcurement system is now live and operational. The Company believes that this will accelerate the adoption rate amongst the Government of Scotland's agencies, which will allow the Company to report additional revenues during 2002. In addition, after over six months of intense effort, the Company expects to announce its eProcurement system integrated with GE Capital Financial, Inc.'s ("GECF") ePcard XML `virtual' procurement card technology at GECF's Annual Users Conference, which is being held in Salt Lake City from April 21-25, 2002. This will be the first time that Elcom has demonstrated this integrated system to a large number of users and believes this integrated system will enable the Company to generate incremental eProcurement Marketplace licenses during 2002."

Subsequent to the sale of its IT products business in the U.S., the Company stated that it is working closely with its investment banker to position the Company as a pure play technology business and seek a strategic investor which can use and leverage the Company's eProcurement Marketplace technology.

Company Product Offerings
-------------------------
For detailed  information on our PECOSTM technology and optional Dynamic Trading
functionality,         please         visit        our         website        at
www.elcominternational.com/products.htm

About Elcom International, Inc.
-------------------------------
Elcom International, Inc. (Nasdaq: ELCO), operates two wholly-owned subsidiaries: elcom, inc., a leading international provider of remotely-hosted eProcurement and Private eMarketplace solutions and Elcom Services Group, Inc., which is managing the transition of the recent sale of certain of its assets and the assignment of customers to ePlus. elcom, inc.'s innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the many benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely- hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

Fairness Disclosure
-------------------
Under  Regulation  FD  (Fair  Disclosure),  promulgated  by the  Securities  and
Exchange Commission, the Company would like the investing public and its stockholders to be aware of the following general information.

To assist stockholders in assessing its financial progress, the Company has listed certain financial information for each sequential quarter of 2001 in the Quarterly Financial Summary section in this press release.

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2001 Sequential Quarterly Financial Summary Table
(Unaudited in thousands)

                                     March 31   June 30 September 30 December 31
                                     --------  -------- ------------ -----------
Net sales
    Gross IT Product sales           $ 33,430  $  8,042 $      1,305  $   1,946
    Transaction fees from IT Product
        sales                              88     1,336        1,266        899
    Professional Service Fees           2,516     2,283        2,442      2,391
    Technology-Related Fees               340       260          466      3,211
                                     --------  -------- ------------  ---------
                                     $ 36,374  $ 11,921 $      5,479  $   8,447
                                     ========  ======== ============  =========

Gross profit                         $  3,957  $  3,532 $      2,714  $   4,887

Operating expenses                     11,035    10,104        8,948      7,636
                                     --------  -------- ------------  ---------

Operating profit (loss) prior to
    impairment charge                $ (7,078) $ (6,572)$     (6,234) $  (2,749)
                                     ========  ======== ============  =========

Operating profit (loss) after
    impairment charge                $ (7,742) $ (6,572)$     (7,195) $  (2,899)
                                     ========  ======== ============  =========

Gain on disposal of discontinued
    operations                       $     --  $     -- $         --  $   2,738
                                     ========  ======== ============  =========

Net income (loss)                    $ (6,827) $ (5,933)$     (6,746) $    (373)
                                     ========  ======== ============  =========


The March 31 quarter reflects the first quarter of the Company's transition of a portion of the Company's existing U.S. customer base to the Tech Data outsourcing model. This process continued in the June 30 quarter and therefore, reported revenues decreased dramatically while transaction fees increased substantially. During the third and fourth quarters, demand from the Company's existing customer base decreased substantially due to economic conditions, which were further exacerbated by the September terrorist attacks. With the U.S. IT products included in the above table (which will be reflected as a discontinued operation commencing with the Company's March 31, 2002 financial Form 10-Q), the Company's operating profit (loss) improved in each sequential quarter of 2001. As stated in the Company's Annual Report on Form 10-K, commencing with the Company's March 31, 2002 financial Form 10-Q, the Company's reported revenues from continuing operations will be comprised of eProcurement and eMarketplace solutions and associated professional services.

The Company's previous press releases containing information promulgated pursuant to Regulation FD, can be found on our web site at www.elcominternational.com/press_releases or may be requested from the Company via registered mail.

Statement Under the Private Securities Litigation Reform Act
------------------------------------------------------------

Except for the historical information contained herein, the matters discussed in this press release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "targets," "intends," "anticipates," "plans," or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward- looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: availability and terms of appropriate working capital and/or other financing, particularly in light of the report from the Company's independent accountants in the Company's Form 10-K as to the Company's necessity to raise capital to continue as a going concern through December 31, 2002; the overall marketplace and client's acceptance and usage of eCommerce software systems, the impact of competitive technologies, products and pricing, particularly given the subsequently  larger  size  and  scale  of  certain  competitors  and  potential
competitors;   control  of  expenses,   revenue  growth,  corporate

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demand for  eProcurement  and  eMarketplace  solutions;  the  possibility of the
Company's stock price trading below $1.00 for thirty consecutive trading days and the resultant possibility of being delisted from the Nasdaq, and other risks detailed from time to time in the Company's 2001 Annual Report on Form 10-K and in the Company's other SEC reports and statements.


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